Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Confirms Successful Conversion Testing of Sustainable Lithium Brine Resource to Battery-Grade Lithium Hydroxide

Company Also Announces New Head of Lithium Position and Hire

OVERLAND PARK, Kan. (Oct. 19, 2021) – Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today announced the successful, third-party conversion testing of its lithium brine resource into both lithium carbonate and battery-grade lithium hydroxide, representing a significant milestone in its previously announced lithium development project.

The company engaged Veolia Energy, an established technology provider, to conduct lithium chloride to lithium hydroxide conversion testing utilizing a proven, commercially viable conversion process. The company believes this is the first known conversion to battery-grade lithium hydroxide from the sustainable lithium brine resource originating from the Great Salt Lake.

At a concentration of >56.5% lithium hydroxide monohydrate, the conversion sample meets established battery-grade specifications for the U.S. domestic electric vehicle (EV) and energy storage markets. Compass Minerals believes this achievement, and the resulting supply it is expected to help enable, is critical for U.S. domestic production of advanced battery materials and support of a growing domestic EV fleet. As previously disclosed, the company expects to enter the market with a battery-grade lithium hydroxide product by 2025.

“When we first announced the identification of a readily available, 2.4 million ton lithium brine resource, we emphasized that we are evaluating multiple paths forward for development, potential partnerships, and product selection to ensure optimal shareholder value. While that work continues, our progress to date puts us firmly on track for market entry with a battery-grade lithium product by 2025,” said Kevin S. Crutchfield, president and CEO. “As we continue to assess potential DLE technology partners and commercial opportunities, we remain committed to responsible stewardship of this exciting and sustainable resource. We look forward to providing future updates as we achieve additional milestones in the coming months.”

Compass Minerals also announced today that Chris Yandell will be joining the company as head of lithium, effective Nov. 8, 2021. In this senior management role, Yandell will lead the development and implementation and coordinate the strategic direction for the company’s lithium business.

Yandell brings broad-based leadership experience in operations, commercial, supply-chain and strategic planning, having served the last 15 years in varying roles of increasing responsibility with Albemarle Corporation, a global specialty chemicals company and producer of lithium, bromine and Catalyst solutions. Most recently with Albemarle, he served as chief commercial officer for refining catalysts and previously as vice president of lithium operations. Prior to his time at Albemarle, he served in operations and engineering positions with Praxair, Inc., since acquired by Linde plc, and BASF. A former non-commissioned officer in the U.S. Marine Corps, Yandell earned a Bachelor of Science in chemical engineering and Master of Business Administration, both from Louisiana State University.

“Chris’ specific lithium development expertise, coupled with his proven operational experience, will make a great addition to our team,” added Crutchfield. “I have no doubt his leadership will help propel our project forward.”

As previously announced, Compass Minerals is targeting an annual production capacity of approximately 20,000 to 25,000 metric tons lithium carbonate equivalent of battery-grade lithium, with up to 65% of the future production derived from brine that has already been extracted from the Great Salt Lake and in varying stages of concentration within the company’s existing ponds at its active Ogden, Utah, solar evaporation site. The company sustainably manages 160,000 acres of leasehold on the bed of the Great Salt Lake, together with held water rights, 55,000 acres of existing ponds and active mineral extraction permissions.

The company is currently undertaking a formal life cycle assessment of various lithium development scenarios with Minviro Ltd. to help quantify any environmental impacts associated with the project and help identify opportunities to further minimize the project’s environmental footprint.

More detailed information on Compass Minerals’ defined lithium resource is available at investors.compassminerals.com.

About Compass Minerals

Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. Its salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. And its plant nutrition business manufactures products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, its specialty chemical business serves the water treatment industry and other industrial processes. The company operates 15 production and packaging facilities with more than 2,000 employees throughout the U.S., Canada, Brazil and the U.K. Visit compassminerals.com for more information about the company and its products.

Forward-Looking Statements and Other Disclaimers

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the anticipated development of the lithium resource at the company’s Ogden, Utah, site, including the indicated lithium resource within the ambient brine of the Great Salt Lake, as well as statements about the company’s ability to develop a battery-grade lithium hydroxide product. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate,” “target,” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) the company’s ability to convert all or any part of the lithium mineral resource identified by the initial assessment into an economically extractable mineral reserve, including the availability and cost of capital for related capital expenditures and the development of applicable process technologies; (ii) the overall environmental impact of the proposed extraction of the lithium mineral resource, as well as the company’s ability to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, governmental or regulatory authorities and costs related to implementing improvements to ensure compliance with regulatory requirements; (iii) the results of the company’s proposed strategic resource assessment regarding the lithium mineral resource; (iv) the company’s ultimate production capacity with respect to LCE; (v) potential weaknesses and uncertainties in global economic conditions, including adverse changes in the overall market for lithium and related products; (vi) the company’s ability to economically produce lithium carbonate and/or battery-grade lithium hydroxide at commercial scale from its lithium brine resource on its expected timeline, or at all; and (vii) the risk that the company may not realize the expected financial or other benefits from the proposed development of the lithium mineral resource. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed (including any amendments) with the SEC, as well as the company’s other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

The company has completed an initial assessment to define the lithium resource at Compass Minerals’ existing operations in accordance with applicable SEC regulations, including Subpart 1300. Pursuant to Subpart 1300, mineral resources are not mineral reserves and do not have demonstrated economic viability. The company’s mineral resource estimates, including estimates of the LCE mineral resource, are based on many factors, including assumptions regarding extraction rates and duration of mining operations, and the quality of in-place resources. For example, the process technology for commercial extraction of lithium from brines with low lithium and high impurity (primarily magnesium) is still developing. Accordingly, there is no certainty that all or any part of the LCE mineral resource identified by the initial assessment will be converted into an economically extractable mineral reserve.

Media Contact	Investor Contact
Rick Axthelm	Douglas Kris
SVP and Chief Public Affairs Officer	Senior Director of Investor Relations
+1.913.344.9198	+1.917.797.4967
MediaRelations@compassminerals.com	krisd@compassminerals.com